Exhibit 99.1

Contacts:
Brian W. Poff	Scott Brittain
Executive Vice President,	Corporate Communications, Inc.
Chief Financial Officer	(615) 324-7308
Addus HomeCare Corporation	scott.brittain@cci-ir.com
(469) 535-8200 investorrelations@addus.com

ADDUS HOMECARE ANNOUNCES FIRST-QUARTER 2017 RESULTS AND COMPLETION OF A NEW SENIOR SECURED CREDIT FACILITY

Net service revenues of $101.6 million increase 9.7% year-over-year

First-quarter 2017 net income of $4.3 million or $0.37 per diluted share increases from $157,000 or $0.01 per diluted share for first-quarter 2016

Adjusted EBITDA of $8.0 million increases 19.8% year-over-year and adjusted diluted EPS of $0.34 increases 21.4% year-over-year

Frisco, Texas (May 8, 2017) – Addus HomeCare Corporation (NASDAQ: ADUS), a provider of comprehensive home care services, today announced its financial results for the first quarter ended March 31, 2017.

For the first quarter, net service revenues increased 9.7% to $101.6 million from $92.6 million for the first quarter of 2016. Net income was $4.3 million, or $0.37 per diluted share, for the latest quarter, compared with $157,000, or $0.01 per diluted share, for the first quarter of 2016. Adjusted net income per diluted share was $0.34, an increase of 21.4% from $0.28 for the first quarter of 2016. (See pages 7 and 8 for a reconciliation of all non-GAAP and GAAP financial measures.)

“With our first quarter financial results, we are off to a solid start in 2017,” commented Dirk Allison, President and Chief Executive Officer of Addus. “We are pleased with our 4.1% increase in same store revenues for the first quarter and we are excited about our recently announced acquisition of Options Home Care. We also continue to benefit from a substantial margin increase due to continuing process improvements and cost reduction initiatives begun in 2016.”

Net service revenues for the first quarter of 2017 reflected an 8.3% increase in billable hours per business day compared with the first quarter of 2016, and comparable-quarter revenues per billable hour rose 1.3%. The Company’s revenue growth combined with margin improvement produced a 19.8% increase in adjusted EBITDA to $8.0 million for the quarter.

At March 31, 2017, Addus had $19.1 million in cash and $23.8 million of bank debt. Net cash provided by operating activities was $9.6 million for the first quarter, compared with net cash used by operating activities of $6.0 million for the first quarter of 2016.

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ADUS Reports First-Quarter 2017 Results

May 8, 2017

Addus also announced today that it has completed a new senior secured credit facility including a $125 million revolver, a $45 million term loan and an $80 million delayed draw term loan, replacing the previous facility. The maturity of the new facility is five years, although the delayed draw term loan is only available for 18 months. Under the terms of the agreement, $100 million in incremental term debt is available for acquisitions.

Mr. Allison concluded, “Addus is well positioned in 2017 to grow both organically and through acquisitions. With the previously announced addition of Brad Bickham as Executive Vice President – Chief Operating Officer during the first quarter, our executive team is complete. We remain on-track to implement our new payroll system in July, further enhancing our efficiency and enabling us to focus more fully on growing our business. The completion of our new credit facility also significantly strengthens our ability to fund our growth. As one of the nation’s leading home care providers in a growing, highly fragmented market, we remain enthusiastic about our future and our ability to increase shareholder value.”

Non-GAAP Financial Measures

The information provided in this release includes adjusted net income per diluted share, adjusted EBITDA and adjusted net service revenues, which are non-GAAP financial measures. The Company defines adjusted net income per diluted share as net income per diluted share, adjusted for M&A expenses, stock-based compensation expense, restructure charges and severance and other costs. The Company defines adjusted EBITDA as net income before interest expense, taxes, depreciation, amortization, M&A expenses, stock-based compensation expense, restructure charges and severance and other costs. The Company defines adjusted net service revenues as net service revenues adjusted for the closure of certain sites. The Company has provided, in the financial statement tables included in this press release, a reconciliation of adjusted net income per diluted share to net income per diluted share, a reconciliation of adjusted EBITDA to net income and a reconciliation of adjusted net service revenues to net service revenues, in each case, the most directly comparable GAAP measure. Management believes that adjusted net income per diluted share, adjusted EBITDA and adjusted net service revenues are useful to investors, management and others in evaluating the Company’s operating performance, to provide investors with insight and consistency in the Company’s financial reporting and to present a basis for comparison of the Company’s business operations among periods, and to facilitate comparison with the results of the Company’s peers.

Conference Call

Addus will host a conference call on Tuesday, May 9, 2017, beginning at 9:00 a.m. Eastern time. The toll-free dial-in number is (877) 930-8289 (international dial-in number is (253) 336-8714), pass code 3779748. A telephonic replay of the conference call will be available through midnight on May 23, 2017, by dialing (855) 859-2056 (international dial-in number is (404) 537-3406) and entering pass code 3779748.

A live broadcast of Addus HomeCare’s conference call will be available under the Investor Relations section of the Company’s website: www.addus.com. An online replay of the conference call will also be available on the Company’s website for one month, beginning approximately three hours following the conclusion of the live broadcast.

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ADUS Reports First-Quarter 2017 Results

May 8, 2017

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “continue,” “expect,” and similar expressions. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including discretionary determinations by government officials, the consummation and integration of acquisitions, anticipated transition to managed care providers, our ability to successfully execute our growth strategy, unexpected increases in SG&A and other expenses, expected benefits and unexpected costs of acquisitions and dispositions, management plans related to dispositions, the possibility that expected benefits may not materialize as expected, the failure of the business to perform as expected, changes in reimbursement, changes in government regulations, changes in Addus HomeCare’s relationships with referral sources, increased competition for Addus HomeCare’s services, changes in the interpretation of government regulations, the uncertainty regarding the outcome of discussions with managed care organizations, changes in tax rates, the impact of adverse weather, higher than anticipated costs, lower than anticipated cost savings, estimation inaccuracies in future revenues, margins, earnings and growth, whether any anticipated receipt of payments will materialize and other risks set forth in the Risk Factors section in Addus HomeCare’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2017, which is available at www.sec.gov. Addus HomeCare undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized. (Unaudited tables and notes follow).

About Addus

Addus is a provider of comprehensive personal care services that are provided in the home and assist with activities of daily living. Addus’ consumers are primarily persons who are at risk of hospitalization or institutionalization, such as the elderly, chronically ill and disabled. Addus’ payor clients include federal, state and local governmental agencies, managed care organizations, commercial insurers and private individuals. At March 31, 2017, Addus provided personal care services to over 34,000 consumers through 111 locations across 24 states. For more information, please visit www.addus.com.

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ADUS Reports First-Quarter 2017 Results

May 8, 2017

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(amounts and shares in thousands, except per share data)

(Unaudited)

Income Statement Information:	For the Three Months Ended March 31,
	2017	2016
Net service revenues	$101,606	$92,602
Cost of service revenues	74,289	68,283

Gross profit	27,317	24,319
	26.9%	26.3%
General and administrative expenses	20,905	22,188
Gain on sale of adult day service centers	(2,065)	—
Depreciation and amortization	1,516	1,478

Total operating expenses	20,356	23,666

Operating income from continuing operations	6,961	653
Total interest expense, net	644	419
Other non-operating income	(57)	—

Income before income taxes	6,374	234
Income tax expense	2,115	77

Net income	$4,259	$157

Net income per diluted share	$0.37	$0.01

Weighted average number of common shares outstanding:
Diluted	11,581	11,178

Cash Flow Information:	For the Three Months Ended March 31,
	2017	2016
Net cash provided by (used in) operating activities	$9,615	$(5,959)
Net cash provided by (used in) investing activities	1,238	(20,791)
Net cash provided by financing activities	290	31,726

Net change in cash	11,143	4,976
Cash at the beginning of the period	8,013	4,104

Cash at the end of the period	$19,156	$9,080

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ADUS Reports First-Quarter 2017 Results

May 8, 2017

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	March 31,
	2017	2016
Assets
Current assets
Cash	$19,156	$9,080
Accounts receivable, net	116,174	105,771
Prepaid expenses and other current assets	3,959	3,933

Total current assets	139,289	118,784

Property and equipment, net	7,049	7,683

Other assets
Goodwill	73,906	73,931
Intangible assets, net	14,367	19,280
Deferred tax assets, net	3,153	1,825
Investment in joint venture	900	900

Total other assets	92,326	95,936

Total assets	$238,664	$222,403

Liabilities and Stockholders’ Equity

Current liabilities
Accounts payable	$5,453	$4,275
Accrued expenses	44,215	41,201
Current portion of long-term debt, net of debt issuance costs	2,551	2,217
Current portion of contingent earn-out obligation	—	1,250

Total current liabilities	52,219	48,943

Long-term debt, less current portion, net of debt issuance costs	21,877	31,070

Total liabilities	74,096	80,013

Total stockholders’ equity	164,568	142,390

Total liabilities and stockholders’ equity	$238,664	$222,403

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ADUS Reports First-Quarter 2017 Results

May 8, 2017

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Key Statistical and Financial Data

(Unaudited)

	For the Three Months Ended March 31,
	2017	2016
General:
Adjusted EBITDA (in thousands) (1)	$7,971	$6,655
States served at period end	24	23
Locations at period end	111	120
Employees at period end	23,060	21,559

Home & Community:
Average billable census - same store (2)	32,769	32,505
Average billable census - acquisitions (3)	1,179	1,073
Average billable census total	33,948	33,578
Billable hours (in thousands)	5,800	5,353
Average billable hours per census per month	56.9	53.1
Billable hours per business day	89,223	82,361
Revenues per billable hour	$17.52	$17.30

Percentage of Revenues by Payor:
State, local and other governmental programs	64.9%	73.2%
Managed care organizations	32.3	23.1
Private duty	2.1	2.7
Commercial	0.7	1.0

(1)	We define Adjusted EBITDA as earnings adjusted for interest expense, taxes, depreciation, amortization, M&A expenses, stock-based compensation expense and restructure and severance costs. Adjusted EBITDA is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.
(2)	Exited sites would have reduced same store census for the three months ended March 31, 2016 by 217.
(3)	The average billable census in acquisitions of 218 for the three months ended March 31, 2016 was reclassified to average billable census - same stores for comparability purposes. The average billable census for the three months ended March 31, 2017 was prorated for the date of the acquisition.

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ADUS Reports First-Quarter 2017 Results

May 8, 2017

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(amounts in thousands, except per share data)

(Unaudited)

	For the Three Months Ended March 31,
	2017	2016
Reconciliation of Adjusted EBITDA to Net Income: (1)
Net income	$4,259	$157
Interest expense, net	644	419
Gain on sale of adult day service centers	(2,065)	—
Other non-operating income	(57)	—
Income tax expense	2,115	77
Depreciation and amortization	1,516	1,478
M&A expenses	244	696
Stock-based compensation expense	427	337
Restructuring charges	—	1,312
Severance and other costs	888	2,179

Adjusted EBITDA	$7,971	$6,655

Reconciliation of Diluted Earnings per Share to Adjusted Diluted Earnings per Share: (2)
Diluted earnings per share	$0.37	$0.01
Gain on sale of adult day service centers per diluted share	(0.11)	—
M&A expenses per diluted share	0.01	0.04
Restructuring charges per diluted share	—	0.08
Severance and other costs per diluted share	0.05	0.13
Stock-based compensation expense per diluted share	0.02	0.02

Adjusted net income per diluted share	$0.34	$0.28

Reconciliation of Net Service Revenues to Adjusted Net Service Revenues: (3)
Net service revenues	$101,606	$92,602
Revenue associated with the closure of certain sites	(624)	(1,037)

Adjusted net service revenues	$100,982	$91,565

(1)	We define Adjusted EBITDA as earnings before interest expense, taxes, depreciation, amortization, M&A expenses, stock-based compensation expense and restructure and severance costs. Adjusted EBITDA is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.
(2)	We define Adjusted diluted earnings per share as earnings per share, adjusted for M&A expenses, stock compensation expense and restructure and severance costs. Adjusted diluted earnings per share is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.
(3)	We define Adjusted net service revenues as revenue adjusted for the closure of certain sites. Adjusted net service revenues is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

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